Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “Amendment”) is dated this 2nd day of June, 2009, by and between Horizon West Property Management, Inc., a Colorado corporation hereinafter referred to as “Landlord”, as agent for Morgan Holdings LLC, GratefulDV LLC, and DNT Timberline Lakes LLC (collectively, “Owner”), and Lionbridge US, Inc., a Delaware corporation, hereinafter referred to as “Tenant”. Mitchell M. Morgan (“Morgan”) is the sole member of Morgan Holdings, LLC and David P. Veldman (“Veldman”) is the sole member of GratefulDV, LLC. Morgan and Veldman are real estate professionals and real estate brokers licensed in the State of Colorado acting on their own behalf.

RECITALS:

A. On or about the 23rd day of December, 2008, Landlord and Tenant entered into a lease agreement (the “Lease”) pertaining to certain real property and improvements located at 760 Whalers Way, Building C, Suite #110, in the City of Fort Collins, County of Larimer, State of Colorado (the “Demised Premises”).

B. Tenant desires to exercise its option to renew the Lease for six (6) months in accordance with the terms set forth in Article 11.20A of the Lease, and Landlord and Tenant wish to amend the Lease to extend the term, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and provisions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The term of the Lease shall be extended by six (6) months, commencing on July 1, 2009 and expiring at 12:00 PM (Noon) on December 31, 2009 (the “Extension Period”).

2.	The Minimum Rent during the Extension Period shall be Seven Hundred Fifty Eight and 00/100 Dollars ($758.00) per month, commencing on July 1, 2009.

3.	Article 11.20A “Option to Renew” is hereby deleted in its entirety.

4.	All other terms and conditions of the Lease, except as amended by this First Amendment to Lease, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease, effective the day and year first written above.

LANDLORD:	HORIZON WEST PROPERTY MANAGEMENT, INC., a Colorado corporation, as agent for Owner

	By:	/s/ Mitchell Morgan	6/10/09
		Mitchell M. Morgan, President	Date

TENANT:	LIONBRIDGE US, INC., a Delaware corporation

	By:	/s/ Satish Maripuri	June 8, 2009
		Satish Maripuri	Date
	Title:	Chief Operating Officer

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